Exhibit 99.1


THE STEPHAN CO.
1850 WEST McNAB ROAD
FORT LAUDERDALE, FL  33309


FOR IMMEDIATE RELEASE                              Contact:  David Spiegel
Page 1 of 2                                                 (954) 971-0600


THE STEPHAN CO.  ANNOUNCES RESULTS OF HEARING


Ft. Lauderdale, FL, August 5, 2005 -- The Stephan Co. (AMEX - TSC) (the "Company") announced today that on July 27, 2005, the Listing Qualifications Panel of the Amex Committee on Securities (the "Panel") held a hearing where the Company appealed the determination of the Amex Listing Qualifications Department Staff to delist the Company's common stock for failure to comply with Amex listing Standards.

On August 3, 2005, the Company received the Panel's unanimous written decision, which grants the Company an extension of time until September 30, 2005, to regain compliance with Amex listing standards. However, the Panel also unanimously agreed that should the Company not be in complete compliance with AMEX listing standards by September 30, 2005, the Amex could then immediately move to delist the Company's common stock. The Panel based its decision upon the Company's representations at the hearing and its public filings.


                                  *     *     *


The Stephan Co. is engaged in the manufacture, distribution, and marketing of personal and hair care products.

Statements contained in this news release not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements.

These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by the Company's independent auditors with respect to any restatement of the Company's historic financial statements, the continuing possibility of delisting, or halt in trading of, the Company's common stock from the American Stock Exchange and the repercussions from any such delisting, or halt in trading of, the continuing risks associated with the Company's failure to be in


Page 2 of 2

compliance with its periodic reporting requirements with the Securities and Exchange Commission, appropriate valuation of the Company's assets, demand for the Company's products, competition from larger and/or more experienced suppliers of personal and hair care products, the Company's ability to continue to develop its markets, general economic conditions, governmental regulation, and other factors that may be more fully described in the Company's literature and periodic filings with the Securities and Exchange Commission.



AMERICAN STOCK EXCHANGE
SYMBOL - TSC